Exhibit 99.1

VERSES® Announces Commercial Launch of Genius™

Launch to Drive Enterprise Customer Acquisition, Product Adoption and Revenue Growth

VANCOUVER, British Columbia, April 30, 2025 -- VERSES AI Inc. (CBOE:VERS) (OTCQB:VRSSF) (“VERSES’’ or the“Company”) a cognitive computing company specializing in next-generation intelligent software systems is pleased to announce that the Company has officially launched its flagship product Genius enabling Agentic Intelligence for Enterprise. The Company will offer Genius as a paid service with consumption-based and performance-based pricing as well as enterprise licenses.

“With today’s milestone, the commercial launch of Genius, VERSES transitions from research-led to revenue-driven,” said Gabriel René, Founder and CEO of VERSES.

“We are delighted to launch Genius commercially today to our first customers and look forward to Genius rolling out to more users over the coming weeks. My thanks to our beta partners, including companies in financial services, healthcare, consulting and software development, who have given us such valuable feedback,” said Hari Thiruvengada, VERSES CTO.

“Enterprises face constant pressure to increase productivity, reduce costs, maintain competitive advantage, and manage risk—and they want to use AI Agents to help make smarter predictions and automate decisions that reflect their company’s unique business and operational domain,” said Gabriel René, Founder and CEO of VERSES.

“We believe that general-purpose AI struggles to meet the domain-specific needs of today’s enterprises, which is why Gartner® estimates that 50 percent of all AI models will be domain-specific by 2027. Genius is designed to meet this need, to enable more reliable, domain-specific predictions and agent-powered decision automation for the enterprise. With thousands of developers already on our waitlist, we are excited to begin converting that pent-up demand into paying customers.”

“Genius has been designed from the ground up to solve domain-specific enterprise challenges. We have incorporated dozens of usability improvements, including a modelling wizard to streamline building, validating, and training models. In particular, Genius can help to solve enterprise problems that often come with ambiguity, novelty, or uncertainty. This will make it particularly valuable to users requiring prediction, decision making, and recommendations,” added Hari Thiruvengada, VERSES CTO.

Genius’s initial target audience is machine learning and data science professionals trying to solve enterprise problems that require prediction with uncertainty or hidden factors.

The commercial launch of Genius comes with significant upgrades and enhancements to current features including intelligent agents, a model editor, application programming interfaces (APIs) and a developer portal. A full list of models and capabilities can be found on our website.

The Company will be converting current Beta users into paying customers and expects to begin rolling out access to qualified applicants from the thousands of developer sign-ups in the weeks to come. The Company offers Genius as a paid service with variable pricing plans for researchers, professionals and enterprise licenses. For more details on Genius and our pricing plans, visit our website at https://www.verses.ai/genius

About VERSES

VERSES is a cognitive computing company building next-generation intelligent software systems modeled after the wisdom and genius of Nature. Designed around first principles found in science, physics and biology, our flagship product, Genius,™ is a suite of tools for machine learning practitioners to model complex dynamic systems and generate autonomous intelligent agents that continuously reason, plan, and learn. Imagine a Smarter World that elevates human potential through technology inspired by Nature. Learn more at verses.ai, LinkedIn, and X.

On behalf of the Company

Gabriel René, Founder & CEO, VERSES AI Inc.

Press Inquiries: press@verses.ai

Investor Relations Inquiries

James Christodoulou, Chief Financial Officer, Verses AI Inc.

IR@Verses.ai

(212) 970-8889

Gartner is a registered trademark and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally.

Cautionary Note Regarding Forward-Looking Statements

This news release contains statements which constitute “forward-looking information” or “forward-looking statements” within the meaning of applicable securities laws, including statements regarding the plans, intentions, beliefs and current expectations of the Company with respect to future business activities and plans of the Company. Forward-looking information and forward-looking statements are often identified by the words “may”, “would”, “could”, “should”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” or similar expressions. More particularly and without limitation, this news release contains forward–looking statements and information relating to the launch of Genius and how Genius is expected to be valuable to users requiring prediction, decision making, and recommendations.

The forward–looking statements and information are based on certain key expectations and assumptions made by the management of the Company. As a result, there can be no assurance that such plans will be completed as proposed or at all. Such forward-looking statements are based on a number of assumptions of management, including, without limitation, that Genius will provide the value expected by users, that the Company will generate revenues from paying customers and that Genius will be successful adopted by our target customers. Although management of the Company believes that the expectations and assumptions on which such forward-looking statements and information are based are reasonable, undue reliance should not be placed on the forward–looking statements and information since no assurance can be given that they will prove to be correct.

Forward-looking statements and information are provided for the purpose of providing information about the current expectations and plans of management of the Company relating to the future. Readers are cautioned that reliance on such statements and information may not be appropriate for other purposes, such as making investment decisions. Since forward– looking statements and information address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors and risks. These include, but are not limited to, that Genius will not provide the value users expect, that our target customers will not adopt Genius, or that Genius will not generate the revenues we expect, as well as other risks detailed from time to time in the filings made by the Company in accordance with securities regulations. Accordingly, readers should not place undue reliance on the forward–looking statements and information contained in this news release. Readers are cautioned that the foregoing list of factors is not exhaustive.

The forward–looking statements and information contained in this news release are made as of the date hereof and no undertaking is given to update publicly or revise any forward–looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws. The forward-looking statements or information contained in this news release are expressly qualified by this cautionary statement.